EXHIBIT 99.1

More information: James Hart, SVP, Investor Relations 203.956.8746 (O) 203.339.2578 (M) jhart@affinion.com

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2012

STAMFORD, Conn., February 28, 2013 – Affinion Group, Inc. (“Affinion” or the “Company”), the global leader in enabling companies to connect and engage with their customers, thereby creating rewarding relationships and enhancing brand loyalty, announced today the financial results for the three- and twelve-month periods ended December 31, 2012 (the “fourth quarter” or “quarter” and “full year,” respectively) for both Affinion and its parent company, Affinion Group Holdings, Inc. (“Holdings”).

“In 2012, through the introduction of new services to our clients, the expansion of our geographic footprint and the continued relevance of our existing portfolio, we experienced very strong demand for our Loyalty and International products and services,” said Todd Siegel, Affinion’s Chief Executive Officer. “The combined double-digit revenue growth in Loyalty and International in 2012, on a currency consistent basis, helped to mitigate the impact of the reduced activity we experienced in North American Membership services from our financial institution clients throughout most of 2012.

“We remain well-positioned to support the needs of these clients whenever there are suitable opportunities to do so, and we continue to pursue multiple paths to diversify our business into other attractive channels – specifically retail point-of-sale and direct-to-consumer; accordingly, we expect to increase our level of investments meaningfully in 2013 to support these areas as well as our Loyalty and International businesses,” continued Siegel.

“While we expect Loyalty and International will continue to deliver very strong rates of growth in 2013, with the continued declines in North American Membership and the expected investments to support our existing and newest channels, we expect that our 2013 Adjusted EBITDA will decline approximately 10% and that we will end the year well-positioned to return to growth.”

Results Highlights

Notes: Adjusted EBITDA as referred to above excludes any pro forma impact of acquisitions. See Tables 6 and 11 for a complete description of Adjusted EBITDA and the related reconciliations to GAAP measures. On January 14, 2011, Affinion completed the acquisition of Webloyalty, a global online marketing services company. Webloyalty’s business results are reported as part of the Company’s Membership and International product segments, as appropriate. On August 1, 2011, Affinion completed the acquisition of Prospectiv Direct, Inc., an online performance marketer and operator of a daily deal website in the U.S. Prospectiv’s business results are reported as part of the Company’s Membership products segment. On November 14, 2012, Affinion completed the acquisition of Back-Up, a Turkish provider of concierge and other assistance services and a sister company, Travel, a Turkish travel agency. Back-Up’s and Travel’s business results are reported as part of the Company’s International products segment.

Fourth Quarter Net Revenues

•

Net revenues for the fourth quarter of 2012 decreased 5.7%, from $386.5 million in the fourth quarter of 2011 to $364.6 million, with growth in International products revenues more than offset by declines in North American products revenues.

•

North American revenue increased in all products except for Membership, which declined 18.3% due to the previously disclosed reduction in new marketing campaigns within the Company’s large North American financial institution partner channel.

•	The revenue generated from all other products, on a currency consistent basis, increased 7.7% as compared to the fourth quarter of 2011.

Fourth Quarter Operating Results

•	Adjusted EBITDA (as defined in Note (c) of Table 6) was $74.9 million as compared to $97.2 million for the fourth quarter of 2011, a decrease of 22.9%.

•

Segment EBITDA was $46.3 million as compared to $80.4 million for the fourth quarter of 2011, a decrease of $34.1 million, or 42.4%, as lower net revenues and higher general and administrative costs more than offset lower marketing and commissions expense in the quarter.

•

As compared to Adjusted EBITDA, fourth quarter Segment EBITDA reflects the inclusion of, among other items, $10.3 million in costs relating to the ongoing resolution of previously disclosed litigation matters, $6.5 million in restructuring costs primarily associated with certain International operations, $3.6 million of severance costs, $3.4 million of debt financing costs and $2.5 million of stock compensation expense.

Full Year Net Revenues

•

Net revenues for 2012 decreased 2.6%, from $1,535.2 million in 2011 to $1,494.6 million in 2012, with growth in International products revenues more than offset by a decline in North American products revenue.

•	Excluding a $13.8 million negative impact from unfavorable foreign exchange in the year, overall net revenues would have declined 1.7% from 2011.

•	In North America, double-digit revenue growth in Loyalty products revenue was more than offset by declines in both Membership and Insurance and Package products revenue.

Full Year Operating Results

•	Adjusted EBITDA was $334.8 million in 2012 as compared to $366.4 million for 2011, a decrease of $31.6 million, or 8.6%.

•

Segment EBITDA was $245.8 million in 2012 as compared to $282.2 million in 2011, with the decrease due principally to the previously disclosed $39.7 million in non-cash impairment charges against goodwill and intangible assets of the Prospectiv business recorded in the second quarter of 2012. Excluding this charge, Segment EBITDA increased $3.3 million as the impact of the lower net revenues and higher operating costs were more than offset by lower marketing and commissions and lower general and administrative costs.

•

Operating cash flow for 2012 was $68.9 million, compared to $107.0 million in 2011. The decrease was due primarily to the ongoing reduction in deferred revenue as monthly membership terms comprise an increasing percentage of the total subscriber base as well as lower membership levels and the timing of certain receipts and payments.

Segment Commentary

North America:

Membership products revenue decreased $36.0 million in the quarter, from $196.8 million to $160.8 million, or 18.3%, as compared to the fourth quarter of 2011, and decreased $66.2 million, from $772.3 million to $706.1 million, or 8.6%, as compared to the full year. The decline in net Membership revenues for both periods was primarily due to lower volumes in connection with a reduction in new marketing campaigns with large domestic financial institution partners as well as the ongoing, but anticipated, attrition in volumes contributed from the domestic portion of the subscriber base acquired from Webloyalty.

Membership Segment EBITDA decreased $22.0 million in the quarter, from $36.8 million to $14.8 million,

as compared to the fourth quarter of 2011, and decreased $2.6 million, from $127.8 million to $125.2 million, or 2.0%, as compared to the full year. The declines in both periods were primarily due to the lower net revenues, which were partially offset by lower marketing and commissions spend. The full year additionally benefited from the previously-disclosed reduction in general and administrative expenses in connection with the reversal of recorded consideration expense in the first quarter of 2012 with respect to the Prospectiv acquisition, which was partially offset by higher annual operating costs primarily associated with increased spend in support of our identity theft protection programs.

Insurance and Package products revenue increased $3.2 million in the quarter, from $77.6 million to $80.8 million, or 4.1%, as compared to the fourth quarter of 2011 and decreased $5.7 million, from $337.7 million to $332.0 million, or 1.7%, as compared to the full year. The increase in the quarter was primarily due to a lower cost of insurance in connection with lower claims experience as compared to the fourth quarter of 2011, partially offset by lower annualized revenue per subscriber in our domestic package programs (which does not give effect to wholesale revenues or International package revenues). For the year, revenue was negatively impacted by the previously-disclosed absence of a one-time payment received from a benefit provider in the first quarter of 2011 along with lower fee-based revenue and lower annualized revenue per subscriber in package, which was only partially offset by a lower cost of insurance as compared to 2011.

Insurance and Package Segment EBITDA increased $7.3 million in the quarter, from $14.6 million to $21.9 million, or 50.0%, as compared to the fourth quarter of 2011 and increased $7.2 million, from $96.7 million to $103.9 million, or 7.4%, as compared to the full year. Segment EBITDA in both periods benefited from lower marketing and commissions as well as lower operating costs. In addition, the fourth quarter benefitted from lower general and administrative costs as compared to the fourth quarter of 2011.

Loyalty products revenue increased $4.5 million in the quarter, from $38.1 million to $42.6 million, or 11.8%, as compared to the fourth quarter of 2011, and increased $15.2 million, from $140.4 million to $155.6 million, or 10.8%, as compared to the full year. Revenue in both the quarter and the year grew primarily from the launch of new programs with existing clients as well as the introduction of programs with new clients.

Loyalty Segment EBITDA decreased $0.8 million in the quarter, from $17.3 million to $16.5 million, or 4.6%, as compared to the fourth quarter of 2011 and increased $5.3 million, from $49.3 million to $54.6 million, or 10.8%, as compared to the full year. Both periods benefited from the same factors that affected the revenue growth, which, in the quarter and full year, respectively, were more than or only partially offset by higher operating costs required to service the new programs.

International:

International revenue increased $6.1 million in the quarter, from $74.9 million to $81.0 million, or 8.1%, as compared to the fourth quarter of 2011, and increased $14.9 million, from $288.3 million to $303.2 million, or 5.2%, as compared to the full year. The growth in both periods was primarily due to higher member volumes, primarily from the Company’s retail membership channel, which was only partially offset by a $0.5 million and $13.8 million unfavorable impact from foreign exchange in the quarter and full year, respectively. Revenue additionally benefited somewhat from the Company’s recent acquisition of a concierge services provider in Turkey, which helped to offset lower package revenues associated with previously disclosed contracts that had been negotiated at lower rates.

International Segment EBITDA decreased $16.2 million in the quarter, from $15.3 million to $(0.9) million, or 106%, as compared to the fourth quarter of 2011, and decreased $19.0 million, from $38.6 million to $19.6 million, or 49.2%, as compared to the full year. The decrease in both periods was primarily due to higher marketing and commissions spending, as well as higher general and administrative expenses in connection with the restructuring of certain International operations, costs related to the resolution of certain legal matters and costs to support our entry into new markets.

Selected Liquidity Data

Affinion Group, Inc.

Affinion has several debt instruments outstanding, including senior notes, senior subordinated notes, and senior secured credit facilities, which consist of a term loan facility and revolving credit facility. As previously reported, during the fourth quarter of 2012, Affinion entered into an amendment to its senior secured credit facilities to, among other things, ease its future compliance requirements under the senior secured leverage ratio and interest coverage ratio. For a more complete description of Affinion’s debt instruments at December 31, 2012, see the note in Table 2.

At December 31, 2012, Affinion had $472.4 million outstanding under the senior notes (net of discounts) due in 2018, $1,095.9 million outstanding under its term loan facility, and $354.0 million outstanding under the senior subordinated notes (net of discounts) due in 2015.

As of December 31, 2012, there were no outstanding borrowings against the Company’s revolving credit facility, and $157.8 million of the credit facility was available for borrowing, after giving effect to the issuance of $7.2 million in letters of credit.

At December 31, 2012, the Company had $32.5 million of unrestricted cash on hand.

Affinion Group Holdings, Inc.

At December 31, 2012, Affinion Holdings had $322.4 million outstanding under its senior notes (net of discounts) due in 2015, in addition to Affinion’s debt instruments, and $51.9 million of unrestricted cash on hand.

Historically, the business results for Affinion and Affinion Holdings have been substantially similar, particularly with respect to revenue and Adjusted EBITDA. Results for Affinion Holdings have been included as an addendum to this release in Tables 7-11.

Call-In Information

Affinion will hold an informational call to discuss the results for the three- and twelve-month period ended December 31, 2012, at 10:00 am (EST) on Thursday, February 28, 2013. The conference call will be broadcast live and can be accessed by dialing 1-866-394-8483 (domestic) or 1-706-758-1455 (international) and entering passcode 12333057. Interested parties should call at least ten (10) minutes prior to the call to register. The Company will also provide an on-line Web simulcast of its conference call at www.affinion.com/ir. A telephonic replay of the call will be available through midnight (EST) March 4, 2013 by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and entering passcode 12333057.

Important Notes

The information presented in this release is a comparison of the unaudited consolidated results of operations for the three month period ended December 31, 2012 and the audited consolidated results of operations for the twelve month period ended December 31, 2012 to the unaudited consolidated results of operations for the three month period ended December 31, 2011 and the audited consolidated results of operations for the twelve month period ended December 31, 2011, respectively.

About Affinion Group

As a global leader with 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,740 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, Conn., the Company has approximately 4,300 employees and has marketing capabilities in 19 countries globally. Affinion holds the prestigious ISO 27001 certification for the highest information security practices, is PCI compliant and Cybertrust certified. For more information, visit www.affinion.com.

Safe Harbor Statement

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2013 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion and Affinion Holdings with the SEC, including Affinion’s most recent Annual Report on Form 10-K for the year ended December 31, 2012, and Affinion Holdings’ most recent Annual Report on Form 10-K for the year ended December 31, 2012. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP HOLDINGS, INC.

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR

SELECTED BUSINESS SEGMENTS

The following table provides data for selected business segments.

Subscriber and insured amounts in thousands, except dollars and percentages.

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Global Average Subscribers, excluding Basic Insureds	43,002	49,668	43,855	48,722
Annualized Net Revenue Per Global Average Subscriber, excluding Basic Insureds (1)	$29.88	$27.85	$30.30	$28.44

Global Membership Subscribers
Average Global Retail Subscribers (2)	10,131	11,260	10,563	11,348
Annualized Net Revenue Per Global Average Subscriber (1)	$79.52	$79.40	$79.74	$79.56

Global Package Subscribers and Wholesale
Average Global Package Subscribers and Wholesale (2)	28,803	34,170	29,147	33,082
Annualized Net Revenue Per Global Average Package and Wholesale Subscriber (1)	$7.60	$7.24	$7.61	$6.80

Global Insureds
Average Supplemental Insureds (2)	4,068	4,238	4,145	4,292
Annualized Net Revenue Per Supplemental Insured (1)	$63.97	$56.97	$63.87	$60.06

Global Average Subscribers, including Basic Insureds	64,598	71,975	65,821	71,078

(1)

Annualized Net Revenue Per Global Average subscriber and Supplemental Insured are all calculated by taking the revenues as reported for the period and dividing it by the average subscribers or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a subscriber or an insured, as applicable, the subscriber’s or insured’s, as applicable, revenues are no longer recognized in the calculation.

(2)

Average Global subscribers and Average Supplemental Insureds for the period are all calculated by determining the average subscribers or insureds, as applicable, for each month in the period (adding the number of subscribers or insureds, as applicable, at the beginning of the month with the number of subscribers or insureds, as applicable, at the end of the month and dividing that total by two) and then averaging that result for the period. A subscriber’s or insured’s, as applicable, account is added or removed in the period in which the subscriber or insured, as applicable, has joined or cancelled.

TABLE 2

AFFINION GROUP, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND 2011

(In millions, except share amounts)

	December 31, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$32.5	$86.3
Restricted cash	34.4	30.4
Receivables (net of allowances for doubtful accounts of $9.4 and $2.4, respectively)	140.1	126.8
Receivables from related parties	0.1	0.8
Profit-sharing receivables from insurance carriers	74.6	74.0
Prepaid commissions	42.5	52.6
Income taxes receivable	6.3	2.1
Other current assets	84.9	68.1

Total current assets	415.4	441.1
Property and equipment, net	136.5	134.7
Contract rights and list fees, net	22.0	22.5
Goodwill	607.3	627.5
Other intangibles, net	225.2	351.2
Other non-current assets	66.7	74.0

Total assets	$1,473.1	$1,651.0

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.8	$11.9
Accounts payable and accrued expenses	401.0	398.1
Payables to related parties	42.8	35.3
Deferred revenue	114.6	152.5
Income taxes payable	8.9	3.4

Total current liabilities	579.1	601.2
Long-term debt	1,911.8	1,922.5
Deferred income taxes	71.9	67.5
Deferred revenue	15.3	17.8
Other long-term liabilities	41.1	53.7

Total liabilities	2,619.2	2,662.7

Commitments and contingencies

Deficit:
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, and 100 shares issued and outstanding	102.6	139.6
Accumulated deficit	(1,256.8)	(1,157.5)
Accumulated other comprehensive income	6.5	5.2

Total Affinion Group, Inc. deficit	(1,147.7)	(1,012.7)
Non-controlling interest in subsidiary	1.6	1.0

Total deficit	(1,146.1)	(1,011.7)

Total liabilities and deficit	$1,473.1	$1,651.0

Note: The information presented in these press release tables 1-6 reflects the financial statement data and the results of operations of Affinion Group, Inc. (“Affinion”) and its consolidated subsidiaries as of the dates indicated above and does not include the $325.0 million senior notes incurred in October 2010 by Affinion Group Holdings, Inc., as described in the Liquidity and Capital Resources section of the Form 10-K filed for the fiscal year ended December 31, 2012. As part of the financing for the acquisition of the assets of Cendant Marketing Services Division by the Company from Cendant Corporation, Affinion (a) issued $270.0 million in principal amount of 10 1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005. On June 5, 2009, Affinion issued $150.0 million of new 10 1/8% senior notes maturing on October 15, 2013 ($136.5 million net of discount) in a private placement transaction. On April 9, 2010, Affinion entered into a $1.0 billion amended and restated senior secured credit facility consisting of a five-year $125.0 million revolving loan facility and an $875.0 million term loan facility maturing in six and a half years. In November 2010, Affinion issued 7.875% senior notes and utilized the net proceeds to redeem the 10 1/8% senior notes issued in 2005, 2006 and 2009. On February 11, 2011, Affinion obtained incremental term loans in an aggregate principal amount of $250.0 million under Affinion’s amended and restated senior secured credit facility. Affinion used a portion of the proceeds to pay a dividend of $199.8 million to Affinion Holdings, with the balance used for working capital and other corporate purposes and to fund strategic initiatives.

TABLE 3

AFFINION GROUP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2012 AND 2011

(In millions)

	For the Three Months Ended		For the Years Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net revenues	$364.6	$386.5	$1,494.6	$1,535.2

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	152.0	165.2	600.1	637.7
Operating costs	115.3	108.3	459.5	441.5
General and administrative	51.0	30.6	150.4	167.6
Impairment of goodwill and other long-lived assets	—	—	39.7	—
Facility exit costs	—	2.0	(0.9)	6.2
Depreciation and amortization	36.9	55.4	184.5	238.7

Total expenses	355.2	361.5	1,433.3	1,491.7

Income from operations	9.4	25.0	61.3	43.5
Interest income	0.1	0.1	0.8	1.0
Interest expense	(38.8)	(37.1)	(150.3)	(148.3)
Other income (expense), net	—	0.2	(0.2)	0.2

Loss before income taxes and non-controlling interest	(29.3)	(11.8)	(88.4)	(103.6)
Income tax (expense) benefit	(1.3)	3.4	(10.2)	(5.2)

Net loss	(30.6)	(8.4)	(98.6)	(108.8)
Less: net income attributable to non-controlling interest	(0.2)	(0.2)	(0.7)	(0.9)

Net loss attributable to Affinion Group, Inc.	$(30.8)	$(8.6)	$(99.3)	$(109.7)

Net loss	$(30.6)	$(8.4)	$(98.6)	$(108.8)
Currency translation adjustment, net of tax	0.9	(4.3)	1.2	(4.5)

Comprehensive loss	(29.7)	(12.7)	(97.4)	(113.3)
Less: comprehensive income attributable to non-controlling interest	(0.1)	(0.1)	(0.6)	(0.7)

Comprehensive loss attributable to Affinion Group, Inc.	$(29.8)	$(12.8)	$(98.0)	$(114.0)

TABLE 4

AFFINION GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(In millions)

	For the Years Ended
	December 31, 2012	December 31, 2011

Operating Activities
Net loss	$(98.6)	$(108.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	184.5	238.7
Amortization of debt discount and financing costs	8.6	8.3
Unrealized loss on interest rate swaps	1.2	2.5
Impairment of goodwill and other long-lived assets	39.7	—
Impairment of equity investment	1.0	—
Adjustment to liability for additional consideration based on earn-out	(14.6)	—
Provision for loss on accounts receivable	6.9	—
Facility exit costs	(0.9)	6.2
Share-based compensation	11.2	11.0
Deferred income taxes	2.3	2.3
Payment received for assumption of loyalty points program liability	—	4.7
Net change in assets and liabilities:
Restricted cash	(0.5)	1.9
Receivables	(14.0)	(0.7)
Receivables from related parties	0.7	1.0
Profit-sharing receivables from insurance carriers	(0.6)	1.1
Prepaid commissions	10.4	5.4
Other current assets	(15.4)	7.1
Contract rights and list fees	0.1	(3.5)
Other non-current assets	5.8	7.7
Accounts payable and accrued expenses	(11.5)	(36.3)
Payables to related parties	(3.7)	(8.4)
Deferred revenue	(41.9)	(16.0)
Income taxes receivable and payable	1.4	2.3
Other long-term liabilities	(1.5)	(20.4)
Other, net	(1.7)	0.9

Net cash provided by operating activities	68.9	107.0

Investing Activities
Capital expenditures	(51.7)	(56.9)
Restricted cash	(3.1)	3.2
Acquisition-related payments, net of cash acquired	(13.5)	(33.4)
Cash acquired in Webloyalty acquisition	—	26.1

Net cash used in investing activities	(68.3)	(61.0)

Financing Activities
Proceeds from issuance of term loan	—	250.0
Principal payments on borrowings	(11.8)	(11.8)
Financing costs	(6.3)	(5.8)
Repurchase of employee equity award of a subsidiary	—	(3.5)
Return of capital to parent company	(37.0)	(323.2)
Receivables from and payables to parent company	—	15.4
Distribution to non-controlling interest of a subsidiary	—	(1.1)

Net cash used in financing activities	(55.1)	(80.0)

Effect of changes in exchange rates on cash and cash equivalents	0.7	(0.8)

Net decrease in cash and cash equivalents	(53.8)	(34.8)
Cash and cash equivalents, beginning of year	86.3	121.1

Cash and cash equivalents, end of year	$32.5	$86.3

Supplemental Disclosure of Cash Flow Information:
Interest payments	$148.5	$149.0

Income tax payments, net of refunds	$7.6	$2.6

TABLE 5

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	December 31, 2012	December 31, 2011	Increase (Decrease)	December 31, 2012	December 31, 2011	Increase (Decrease)

Affinion North America
Membership products	$160.8	$196.8	$(36.0)	$14.8	$36.8	$(22.0)
Insurance and package products	80.8	77.6	3.2	21.9	14.6	7.3
Loyalty products	42.6	38.1	4.5	16.5	17.3	(0.8)
Eliminations	(0.6)	(0.9)	0.3	—	—	—

Total North America	283.6	311.6	(28.0)	53.2	68.7	(15.5)
Affinion International
International products	81.0	74.9	6.1	(0.9)	15.3	(16.2)

Total products	364.6	386.5	(21.9)	52.3	84.0	(31.7)
Corporate	—	—	—	(6.0)	(3.6)	(2.4)
Impairment of goodwill and other long-lived assets	—	—	—	—	—	—

Total	$364.6	$386.5	$(21.9)	46.3	80.4	(34.1)

Depreciation and amortization				(36.9)	(55.4)	18.5

Income from operations				$9.4	$25.0	$(15.6)

	Net revenues			Segment EBITDA (1)
	For the Years Ended			For the Years Ended
	December 31, 2012	December 31, 2011	Increase (Decrease)	December 31, 2012	December 31, 2011	Increase (Decrease)

Affinion North America
Membership products	$706.1	$772.3	$(66.2)	$125.2	$127.8	$(2.6)
Insurance and package products	332.0	337.7	(5.7)	103.9	96.7	7.2
Loyalty products	155.6	140.4	15.2	54.6	49.3	5.3
Eliminations	(2.3)	(3.5)	1.2	—	—	—

Total North America	1,191.4	1,246.9	(55.5)	283.7	273.8	9.9
Affinion International
International products	303.2	288.3	14.9	19.6	38.6	(19.0)

Total products	1,494.6	1,535.2	(40.6)	303.3	312.4	(9.1)
Corporate	—	—	—	(17.8)	(30.2)	12.4
Impairment of goodwill and other long-lived assets	—	—	—	(39.7)	—	(39.7)

Total	$1,494.6	$1,535.2	$(40.6)	245.8	282.2	(36.4)

Depreciation and amortization				(184.5)	(238.7)	54.2

Income from operations				$61.3	$43.5	$17.8

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 6 for a discussion of Segment EBITDA.

TABLE 6

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of our consolidated net cash provided by operating activities for the years and three months ended December 31, 2012 and 2011 to our Adjusted EBITDA.

	For the Years Ended		For the Three Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net cash provided by operating activities	$68.9	$107.0	$14.1	$41.1
Interest expense, net	149.5	147.3	38.7	37.0
Income tax expense (benefit)	10.2	5.2	1.3	(3.4)
Amortization of favorable and unfavorable contracts	—	1.2	—	0.3
Amortization of debt discount and financing costs	(8.6)	(8.3)	(2.3)	(2.1)
Unrealized loss on interest rate swaps	(1.2)	(2.5)	—	(6.8)
Provision for loss on accounts receivable	(6.9)	—	(6.9)	—
Deferred income taxes	(2.3)	(2.3)	1.6	1.5
Payment received for assumption of loyalty points program liability	—	(4.7)	—	0.1
Changes in assets and liabilities	72.4	56.7	2.2	17.4
Effect of purchase accounting, reorganizations, certain legal costs and net cost savings (a)	28.0	31.3	14.3	8.8
Other, net (b)	24.8	35.5	11.9	3.3

Adjusted EBITDA, excluding pro forma adjustments (c) (d)	334.8	$366.4	$74.9	$97.2

Effect of the pro forma adjustments (e)	6.1

Adjusted EBITDA, including pro forma adjustments (f)	$340.9

(a)

Eliminates the effect of purchase accounting related to the Apollo Transactions and acquisitions of Webloyalty and Boyner Bireysel Urunler Satis ve Pazarlama A.S. (“Back-Up”), a Turkish provider of concierge and other assistance services and a sister company, Bofis Turizm ve Ticaret A.S. (“Travel”), a Turkish travel agency, legal costs for certain legal matters and costs associated with severance incurred.

(b)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs associated with certain strategic and corporate development activities and (v) consulting fees paid to Apollo.

(c)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(d)

Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty, Prospectiv and Back-Up and Travel acquisitions. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on January 1, 2012 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.

(e)

Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty, Prospectiv and Back-Up and Travel acquisitions as if such restructurings and cost savings initiatives had occurred on January 1, 2012.

(f)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (e) above.

TABLE 6 - cont’d

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the years and three months ended December 31, 2012 and 2011 to our Adjusted EBITDA.

	For the Years Ended		For the Three Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net loss attributable to Affinion Group, Inc.	$(99.3)	$(109.7)	$(30.8)	$(8.6)
Interest expense, net	149.5	147.3	38.7	37.0
Income tax expense (benefit)	10.2	5.2	1.3	(3.4)
Non-controlling interest	0.7	0.9	0.2	0.2
Other (income) expense, net	0.2	(0.2)	—	(0.2)
Depreciation and amortization	184.5	238.7	36.9	55.4
Effect of purchase accounting, reorganizations and non-recurring revenues and gains (a)	0.4	8.7	0.4	(0.6)
Certain legal costs (b)	12.3	14.3	10.3	6.9
Net cost savings (c)	15.3	8.3	3.6	2.5
Other, net (d)	61.0	52.9	14.3	8.0

Adjusted EBITDA, excluding pro forma adjustments (e) (f)	334.8	$366.4	$74.9	$97.2

Effect of the pro forma adjustments (g)	6.1

Adjusted EBITDA, including pro forma adjustments (h)	$340.9

Interest coverage ratio (i)	2.25

Senior secured leverage ratio (j)	3.15

Fixed charge coverage ratio (k)	2.24

(a)	Eliminates the effect of purchase accounting related to the Apollo Transactions and the Webloyalty and Back-Up and Travel acquisitions.
(b)	Represents the elimination of legal costs for certain legal matters.
(c)	Represents the elimination of costs associated with severance incurred.
(d)

Eliminates (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs associated with certain strategic and corporate development activities, (vi) consulting fees paid to Apollo, (vii) facility exit costs and (viii) the impairment charge related to the goodwill and certain intangible assets of Prospectiv.

(e)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(f)

Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty, Prospectiv and Back-Up and Travel acquisitions. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on January 1, 2012 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.

(g)

Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty, Prospectiv and Back-Up and Travel acquisitions as if such restructurings and cost savings initiatives had occurred on January 1, 2012.

(h)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (g) above.
(i)

The interest coverage ratio is defined in our amended and restated senior secured credit facility, as amended on November 20, 2012 (Adjusted EBITDA, as defined, to interest expense, as defined). The interest coverage ratio must be equal to or greater than 1.25 to 1.0 at December 31, 2012.

(j)

The senior secured leverage ratio is defined in our amended and restated senior secured credit facility, as amended on November 20, 2012 (senior secured debt, as defined, to Adjusted EBITDA, as defined). The senior secured leverage ratio must be equal to or less than 4.25 to 1.0 at December 31, 2012.

(k)

The fixed charge coverage ratio is defined in the indentures governing our 7.875% senior notes and our senior subordinated notes (consolidated cash flows, as defined, which is equivalent to Adjusted EBITDA (as defined in our amended and restated senior secured credit facility) to fixed charges, as defined). The calculation of fixed charges excludes the amortization of deferred financing costs associated with the amendment and restatement of our credit facility on April 9, 2010.

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the years and three months ended December 31, 2012 and 2011 to our Segment EBITDA, defined as income from operations before depreciation and amortization.

	For the Years Ended		For the Three Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net loss attributable to Affinion Group, Inc.	$(99.3)	$(109.7)	$(30.8)	$(8.6)
Interest expense, net	149.5	147.3	38.7	37.0
Income tax expense (benefit)	10.2	5.2	1.3	(3.4)
Non-controlling interest	0.7	0.9	0.2	0.2
Other (income) expense, net	0.2	(0.2)	—	(0.2)
Depreciation and amortization	184.5	238.7	36.9	55.4

Segment EBITDA	$245.8	$282.2	$46.3	$80.4

TABLE 7

AFFINION GROUP HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND 2011

(In millions, except share amounts)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$51.9	$106.4
Restricted cash	34.4	30.4
Receivables (net of allowances for doubtful accounts of $9.4 and $2.4, respectively)	140.1	126.8
Receivables from related parties	0.1	0.8
Profit-sharing receivables from insurance carriers	74.6	74.0
Prepaid commissions	42.5	52.6
Income taxes receivable	6.3	2.1
Other current assets	84.9	68.1

Total current assets	434.8	461.2
Property and equipment, net	136.5	134.7
Contract rights and list fees, net	22.0	22.5
Goodwill	607.3	627.5
Other intangibles, net	225.2	351.2
Other non-current assets	70.8	79.6

Total assets	$1,496.6	$1,676.7

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.8	$11.9
Accounts payable and accrued expenses	411.3	405.3
Payables to related parties	0.1	0.7
Deferred revenue	114.6	152.5
Income taxes payable	8.9	3.4

Total current liabilities	546.7	573.8
Long-term debt	2,234.2	2,244.0
Deferred income taxes	71.9	67.5
Deferred revenue	15.3	17.8
Other long-term liabilities	41.0	53.7

Total liabilities	2,909.1	2,956.8

Commitments and contingencies

Deficit:
Common stock, $0.01 par value, 360,000,000 shares authorized, 85,128,062 and 85,049,740shares issued and 84,912,610 and 84,834,856 shares outstanding	0.9	0.9
Additional paid-in capital	132.9	125.9
Warrants	—	1.7
Accumulated deficit	(1,553.3)	(1,413.7)
Accumulated other comprehensive income	6.5	5.2
Treasury stock, at cost, 215,452 and 214,884 shares	(1.1)	(1.1)

Total Affinion Group Holdings, Inc. deficit	(1,414.1)	(1,281.1)
Non-controlling interest in subsidiary	1.6	1.0

Total deficit	(1,412.5)	(1,280.1)

Total liabilities and deficit	$1,496.6	$1,676.7

TABLE 8

AFFINION GROUP HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2012 AND 2011

(In millions)

	For the Three Months Ended		For the Years Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net revenues	$364.6	$386.5	$1,494.6	$1,535.2

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	152.0	165.2	600.1	637.7
Operating costs	115.3	108.3	459.5	441.5
General and administrative	51.2	30.6	150.7	167.9
Impairment of goodwill and other long-lived assets	—	—	39.7	—
Facility exit costs	—	2.0	(0.9)	6.2
Depreciation and amortization	36.9	55.4	184.5	238.7

Total expenses	355.4	361.5	1,433.6	1,492.0

Income from operations	9.2	25.0	61.0	43.2
Interest income	0.2	0.1	0.9	1.1
Interest expense	(48.8)	(47.2)	(190.4)	(188.8)
Loss on redemption of preferred stock	—	—	—	(6.5)
Other income (expense), net	—	0.1	(0.2)	0.2

Loss before income taxes and non-controlling interest	(39.4)	(22.0)	(128.7)	(150.8)
Income tax (expense) benefit	(1.3)	3.4	(10.2)	(5.2)

Net loss	(40.7)	(18.6)	(138.9)	(156.0)
Less: net income attributable to non-controlling interest	(0.2)	(0.2)	(0.7)	(0.9)

Net loss attributable to Affinion Group Holdings, Inc.	$(40.9)	$(18.8)	$(139.6)	$(156.9)

Net loss	$(40.7)	$(18.6)	$(138.9)	$(156.0)
Currency translation adjustment, net of tax	0.9	(4.3)	1.2	(4.5)

Comprehensive loss	(39.8)	(22.9)	(137.7)	(160.5)
Less: comprehensive income attributable to non-controlling interest	(0.1)	(0.1)	(0.6)	(0.7)

Comprehensive loss attributable to Affinion Group Holdings, Inc.	$(39.9)	$(23.0)	$(138.3)	$(161.2)

TABLE 9

AFFINION GROUP HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(In millions)

	For the Years Ended
	December 31, 2012	December 31, 2011

Operating Activities
Net loss	$(138.9)	$(156.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	184.5	238.7
Amortization of debt discount and financing costs	11.0	10.7
Preferred stock dividend and accretion	—	0.4
Loss on redemption of preferred stock	—	6.5
Unrealized loss on interest rate swaps	1.2	2.5
Impairment of goodwill and other long-lived assets	39.7	—
Impairment of equity investment	1.0	—
Adjustment to liability for additional consideration based on earn-out	(14.6)	—
Provision for loss on accounts receivable	6.9	—
Facility exit costs	(0.9)	6.2
Share-based compensation	11.2	11.0
Deferred income taxes	2.3	2.3
Payment received for assumption of loyalty points program liability	—	4.7
Net change in assets and liabilities:
Restricted cash	(0.5)	1.9
Receivables	(14.0)	(0.7)
Receivables from related parties	0.7	1.0
Profit-sharing receivables from insurance carriers	(0.6)	1.1
Prepaid commissions	10.4	5.4
Other current assets	(15.4)	7.3
Contract rights and list fees	0.1	(3.5)
Other non-current assets	5.8	7.7
Accounts payable and accrued expenses	(14.4)	(46.9)
Payables to related parties	(0.7)	(2.0)
Deferred revenue	(41.9)	(16.0)
Income taxes receivable and payable	1.4	2.3
Other long-term liabilities	(1.5)	(20.4)
Other, net	(1.7)	0.9

Net cash provided by operating activities	31.1	65.1

Investing Activities
Capital expenditures	(51.7)	(56.9)
Restricted cash	(3.1)	3.2
Acquisition-related payments, net of cash acquired	(13.5)	(33.4)
Cash acquired in Webloyalty acquisition	—	26.1

Net cash used in investing activities	(68.3)	(61.0)

Financing Activities
Proceeds from issuance of Affinion term loan	—	250.0
Principal payments on borrowings	(11.8)	(11.7)
Return of capital	—	(241.6)
Financing costs	(6.3)	(6.5)
Redemption of preferred stock	—	(46.7)
Repurchase of employee equity award of a subsidiary	—	(3.5)
Proceeds from issuance of common stock	0.1	—
Distribution to non-controlling interest of a subsidiary	—	(1.1)

Net cash used in financing activities	(18.0)	(61.1)

Effect of changes in exchange rates on cash and cash equivalents	0.7	(0.8)

Net decrease in cash and cash equivalents	(54.5)	(57.8)
Cash and cash equivalents, beginning of year	106.4	164.2

Cash and cash equivalents, end of year	$51.9	$106.4

Supplemental Disclosure of Cash Flow Information:
Interest payments	$186.3	$191.0

Income tax payments, net of refunds	$7.6	$2.6

TABLE 10

AFFINION GROUP HOLDINGS, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	December 31, 2012	December 31, 2011	Increase (Decrease)	December 31, 2012	December 31, 2011	Increase (Decrease)

Affinion North America
Membership products	$160.8	$196.8	$(36.0)	$14.8	$36.8	$(22.0)
Insurance and package products	80.8	77.6	3.2	21.9	14.6	7.3
Loyalty products	42.6	38.1	4.5	16.5	17.3	(0.8)
Eliminations	(0.6)	(0.9)	0.3	—	—	—

Total North America	283.6	311.6	(28.0)	53.2	68.7	(15.5)
Affinion International
International products	81.0	74.9	6.1	(0.9)	15.3	(16.2)

Total products	364.6	386.5	(21.9)	52.3	84.0	(31.7)
Corporate	—	—	—	(6.2)	(3.6)	(2.6)
Impairment of goodwill and other long- lived assets	—	—	—	—	—	—

Total	$364.6	$386.5	$(21.9)	46.1	80.4	(34.3)

Depreciation and amortization				(36.9)	(55.4)	18.5

Income from operations				$9.2	$25.0	$(15.8)

	Net revenues			Segment EBITDA (1)
	For the Years Ended			For the Years Ended
	December 31, 2012	December 31, 2011	Increase (Decrease)	December 31, 2012	December 31, 2011	Increase (Decrease)

Affinion North America
Membership products	$706.1	$772.3	$(66.2)	$125.2	$127.8	$(2.6)
Insurance and package products	332.0	337.7	(5.7)	103.9	96.7	7.2
Loyalty products	155.6	140.4	15.2	54.6	49.3	5.3
Eliminations	(2.3)	(3.5)	1.2	—	—	—

Total North America	1,191.4	1,246.9	(55.5)	283.7	273.8	9.9
Affinion International
International products	303.2	288.3	14.9	19.6	38.6	(19.0)

Total products	1,494.6	1,535.2	(40.6)	303.3	312.4	(9.1)
Corporate	—	—	—	(18.1)	(30.5)	12.4
Impairment of goodwill and other long-lived assets	—	—	—	(39.7)	—	(39.7)

Total	$1,494.6	$1,535.2	$(40.6)	245.5	281.9	(36.4)

Depreciation and amortization				(184.5)	(238.7)	54.2

Income from operations				$61.0	$43.2	$17.8

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 11 for a discussion of Segment EBITDA.

TABLE 11

AFFINION GROUP HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions)

Set forth below is a reconciliation of Affinion Holdings’ consolidated net cash provided by operating activities for the years and three months ended December 31, 2012 and 2011 to Affinion Holdings’ Adjusted EBITDA.

	For the Years Ended		For the Three Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net cash provided by (used in) operating activities	$31.1	$65.1	$(4.8)	$22.3
Interest expense, net	189.5	187.7	48.6	47.1
Income tax expense (benefit)	10.2	5.2	1.3	(3.4)
Amortization of favorable and unfavorable contracts	—	1.2	—	0.3
Amortization of debt discount and financing costs	(11.0)	(10.7)	(2.9)	(2.8)
Preferred stock dividend and accretion	—	(0.4)	—	—
Unrealized loss on interest rate swaps	(1.2)	(2.5)	—	(6.8)
Provision for loss on accounts receivables	(6.9)	—	(6.9)	—
Deferred income taxes	(2.3)	(2.3)	1.6	1.5
Payment received for assumption of loyalty points program liability	—	(4.7)	—	0.1
Changes in assets and liabilities	72.3	60.7	11.6	26.7
Effect of purchase accounting, reorganizations, certain legal costs and net cost savings (a)	28.0	31.3	14.3	8.8
Other, net (b)	25.0	35.6	12.1	3.4

Adjusted EBITDA, excluding pro forma adjustments (c) (d)	334.7	$366.2	$74.9	$97.2

Effect of the pro forma adjustments (e)	6.1

Adjusted EBITDA, including pro forma adjustments (f)	$340.8

(a)

Eliminates the effect of purchase accounting related to the Apollo Transactions and Webloyalty and Back-Up and Travel acquisitions, legal costs for certain legal matters and costs associated with severance incurred.

(b)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs associated with certain strategic and corporate development activities and (v) consulting fees paid to Apollo.

(c)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(d)

Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty, Prospectiv and Back-Up and Travel acquisitions. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on January 1, 2012 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing Affinion’s 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.

(e)

Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty, Prospectiv and Back-Up and Travel acquisitions as if such restructurings and cost savings initiatives had occurred on January 1, 2012.

(f)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (e) above.

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss attributable to Affinion Group Holdings, Inc. for the years and three months ended December 31, 2012 and 2011 to Affinion Holdings’ Adjusted EBITDA.

TABLE 11 - cont’d

	For the Years Ended		For the Three Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net loss attributable to Affinion Group Holdings, Inc.	$(139.6)	$(156.9)	$(40.9)	$(18.8)
Interest expense, net	189.5	187.7	48.6	47.1
Income tax expense (benefit)	10.2	5.2	1.3	(3.4)
Non-controlling interest	0.7	0.9	0.2	0.2
Other (income) expense, net	0.2	(0.2)	—	(0.1)
Loss on redemption of preferred stock	—	6.5	—	—
Depreciation and amortization	184.5	238.7	36.9	55.4
Effect of purchase accounting, reorganizations and non-recurring revenues and gains (a)	0.4	8.7	0.4	(0.6)
Certain legal costs (b)	12.3	14.3	10.3	6.9
Net cost savings (c)	15.3	8.3	3.6	2.5
Other, net (d)	61.2	53.0	14.5	8.0

Adjusted EBITDA, excluding pro forma adjustments (e) (f)	334.7	$366.2	$74.9	$97.2

Effect of the pro forma adjustments (g)	6.1

Adjusted EBITDA, including pro forma adjustments (h)	$340.8

(a)	Eliminates the effect of purchase accounting related to the Apollo Transactions and the Webloyalty and Back-Up and Travel acquisitions.
(b)	Represents the elimination of legal costs for certain legal matters.
(c)	Represents the elimination of costs associated with severance incurred.
(d)

Eliminates (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs associated with certain strategic and corporate development activities, (vi) consulting fees paid to Apollo, (vii) facility exit costs and (viii) the impairment charge related to the goodwill and certain intangible assets of Prospectiv.

(e)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(f)

Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty, Prospectiv and Back-Up and Travel acquisitions. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on January 1, 2012 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing Affinion’s 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.

(g)

Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty, Prospectiv and Back-Up and Travel acquisitions as if such restructurings and cost savings initiatives had occurred on January 1, 2012.

(h)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (g) above.

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss for the years and three months ended December 31, 2012 and 2011 to Affinion Holdings’ Segment EBITDA, defined as income from operations before depreciation and amortization.

	For the Years Ended		For the Three Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net loss attributable to Affinion Group Holdings, Inc.	$(139.6)	$(156.9)	$(40.9)	$(18.8)
Interest expense, net	189.5	187.7	48.6	47.1
Income tax expense (benefit)	10.2	5.2	1.3	(3.4)
Non-controlling interest	0.7	0.9	0.2	0.2
Loss on redemption of preferred stock	—	6.5	—	—
Other (income) expense, net	0.2	(0.2)	—	(0.1)
Depreciation and amortization	184.5	238.7	36.9	55.4

Segment EBITDA	$245.5	$281.9	$46.1	$80.4